Exhibit 10.nnn

Adopted pursuant to resolutions of the Cinergy Corp.

Benefits Committee on December 17, 2004

AMENDMENT TO THE

CINERGY CORP. UNION EMPLOYEES’ SAVINGS INCENTIVE PLAN

The Cinergy Corp. Union Employees’ Savings Incentive Plan, as amended and restated effective January 1, 2003, is hereby amended, effective as of January 1, 2005 or such other date specified below.

Explanation of Amendment

The amendment (i) provides that those employees whose terms of employment are governed by the collective bargaining agreement with the International Brotherhood of Electrical Workers Local Union 1347 will be permitted to make pre-tax and after-tax contributions from overtime pay, (ii) clarifies that nonresident aliens with no United States source income are not eligible to participate in the Plan, (iii) clarifies that the portion of the Plan that benefits employees whose terms of employment are governed by the collective bargaining agreement with the International Brotherhood of Electrical Workers Local Union 1347 will no longer be a “401(k) safe harbor” plan after December 31, 2004, (iv) clarifies the Plan’s disability provisions, (v) reduces the amount to which an involuntary cash-out applies from $5,000 to $1,000 and provides that such determination shall be made after taking into account rollover contributions and (vi) clarifies the Plan’s ERISA Section 404(c) provisions.

Amendment

(a)                                  Section 2.1(k) of the Plan is hereby amended and restated in its entirety to provide as follows:

““Compensation” means—

(1)                                    for purposes of Sections 4.1, 4.2 and 4.3, the Employee’s “base compensation”;

(2)                                    for purposes of Section 4.4, “compensation” as defined in Section 414(s) of the Code; and

(3)                                    for purposes of Sections 2.1(w) and 4.6, “compensation” as defined in Section 415(c)(3) of the Code.

The following provisions shall apply for purposes of determining an Employee’s “base compensation”.

(A)                                For Employees whose terms of employment are not governed by the collective bargaining agreement with the International Brotherhood of Electrical Workers Local Union 1347, “base compensation” means the Employee’s base rate of pay, exclusive of any allowances, premiums, bonuses, overtime pay, or other forms or types of compensation, for the applicable period.

(B)                                  For Employees whose terms of employment are governed by the collective bargaining agreement with the International Brotherhood of Electrical Workers Local Union 1347, “base compensation” means (i) for purposes of Sections 4.1 and 4.2, the sum of the Employee’s base rate of pay and overtime pay, exclusive of any allowances, premiums, bonuses, or other forms or types of compensation, for the applicable period and (ii) for purposes of Section 4.3, the Employee’s base rate of pay, exclusive of any allowances, premiums, bonuses, overtime pay, or other forms or types of compensation, for the applicable period.

(C)                                  For Employees paid on an hourly basis, the “base rate of pay” means the Employee’s hourly base rate of pay multiplied by the Employee’s hours worked during the applicable period.

(D)                                 For all Employees, “base compensation” shall be determined prior to any reductions for Deferred Compensation Contributions and other elective contributions made by the Employer on the Employee’s behalf during or for the Plan Year that are not includable in gross income under Section 125 of the Code, Section 402(e)(3) of the Code, Section 402(h) of the Code, Section 403(b) of the Code or, for Plan Years beginning on or after January 1, 2001, Section 132(f) of the Code.

The Compensation of each Employee that may be taken into account under the Plan for a Plan Year will not exceed $210,000 (as adjusted by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code).  For purposes of this Subsection 2.1(k), Compensation shall include any elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.”

(b)                                   Section 2.1(o) of the Plan is hereby amended and restated in its entirety to provide as follows:

“Eligible Employee” means an Employee on the payroll of an Employer who has attained age 18 and whose terms and conditions of employment are governed by a collective bargaining agreement that provides for participation in the Plan, provided, however, that an “Eligible Employee” shall not include (1) a “leased employee” (as defined in Section 3.3), (2) an individual who is classified by the Employer as a summer laborer or a summer employee and (3) an individual who is a nonresident alien and who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).”

(c)                                    Section 4.9(a) of the Plan is hereby amended and restated in its entirety to provide as follows:

“Except for the portion of the Plan that benefits those Employees whose terms of employment are governed by the collective bargaining agreement with the International Brotherhood of Electrical Workers Local Union 1347, the Plan is intended to satisfy the actual deferral percentage test contained in Section 4.4(b) of the Plan and, with respect to Employer Matching Contributions, the actual contribution percentage test contained in Section 4.4(c) of the Plan, respectively, by meeting the requirements of the design-based safe harbors contained in Section 401(k)(12) and 401(m)(11) of the Code.  Sections 4.9(b) and 4.9(c) shall not apply to those Employees who are covered by the collective bargaining agreement with the International Brotherhood of Electrical Workers Local Union 1347.”

(d)                                   The first sentence of Section 5.3 of the Plan is hereby amended and restated in its entirety to provide as follows:

“Upon a Member’s termination of employment for any reason, including retirement or death, or upon a Member’s Disability, the Member’s Profit Sharing Account shall be distributable as provided in Article 6.”

(e)                                    The first sentence of Section 6.1 of the Plan is hereby amended and restated in its entirety to provide as follows:

“Upon a Member’s termination of employment for any reason, including retirement or death, or upon a Member’s Disability, the vested amount of the Member’s Account will be distributable to the Member, or to the Member’s Beneficiary in case of the Member’s death.”

(f)                                      Effective with respect to distributions on or after March 28, 2005, Section 6.2(b) of the Plan is hereby amended and restated in its entirety to provide as follows:

“If the vested portion of the Member’s Account to be distributed pursuant to Section 6.1 does not exceed $1,000, then the distribution will be made as soon as practicable following termination of employment.  If the value of the vested portion of the Member’s Account exceeds $1,000, then the distribution will be made as of any Valuation Date elected by the Member, subject to (a) through (g).”

(g)                                   Effective with respect to distributions on or after March 28, 2005, the first sentence of the second paragraph of Section 6.3(c) of the Plan is hereby amended and restated in its entirety to provide as follows:

“If a Member dies prior to commencement of distribution of his Account, and the value of the vested portion of his Account balance exceeds $1,000, the Member’s Beneficiary may elect to receive distribution of the vested portion of the Member’s Account in a lump sum or in annual installments over a period not exceeding the greater of ten years or the Beneficiary’s life expectancy as of the date payments commence.”

(h)                                   Section 7.3 of the Plan is hereby amended by adding the following at the end thereof:

“(d)                             ERISA Section 404(c).  The Plan is intended to be an “ERISA Section 404(c) plan” as defined in Department of Labor Regulations Section 2550.404c-1(b).  Pursuant to Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(viii), the Benefits Committee shall be the fiduciary that shall ensure that (i) sufficient procedures are in place so that information relating to the purchase, holding and sale of Cinergy Stock, and the exercise of voting, tender and similar rights with respect to such securities by Members and Beneficiaries, is maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal laws or state laws not preempted by ERISA, (ii) such procedures are being followed and (iii) an independent fiduciary has been appointed to carry out activities relating to any situations which the Benefits Committee determines involve a potential for undue employer influence upon Members and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.”

(i)                                       Effective with respect to distributions on or after March 28, 2005, Paragraph 2 of Section 5 of the Addendum to the Plan is hereby amended and restated in its entirety to provide as follows:

“2.  Rollovers Included in Determining Value of Account Balance for Involuntary Distributions. For purposes of Subsection 6.2 of the Plan, the value of a participant’s nonforfeitable account balance shall be determined after taking into account that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.  If the value of the participant’s nonforfeitable account balance as so determined is $1,000 or less, the Plan shall immediately distribute the participant’s entire nonforfeitable account balance.”

IN WITNESS WHEREOF, Cinergy Corp. has caused this Amendment to be executed and approved by its duly authorized officer.

By:	/s/ Timothy J. Verhagen
Timothy J. Verhagen
Vice President of Human Resources

Date:	December 17, 2004